Registration No. 333 –257167

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
__________________

CURO GROUP HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	90-0934597 (I.R.S. Employer Identification Number)

3527 North Ridge Road, Wichita, KS (Address of Principal Executive Offices)	67205 (Zip Code)

CURO Group Holdings Corp.
2017 Incentive plan

(Full Title of the Plan)

Vin Thomas Chief Legal Officer 3527 North Ridge Road Wichita, Kansas 67205	Copies to:	Charlie Goode Warner Norcross & Judd LLP 150 Ottawa Avenue, NW Suite 1500 Grand Rapids, Michigan 49503-2832

 (Name and Address of Agent for Service)

 (316) 722-3801
(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated Filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is filed by CURO Group Holdings Corp. (also referred to as the “Registrant” and “CURO”) solely to correct a typographical error appearing on the EDGAR version of the signature page of the Registration Statement. Specifically, the EDGAR version of the Registration Statement included a signature line for the Registrant's former Chief Accounting Officer, David Strano. As previously reported, Mr. Strano resigned from the Registrant on May 14, 2021 prior to the filing of the Registration Statement. The original, manually signed copy of the Registration Statement does not contain a signature line for Mr. Strano or otherwise bear his signature.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wichita, State of Kansas, on June 29, 2021.

CURO Group Holdings Corp.

By:	/s/ Don Gayhardt	June 29, 2021
Don Gayhardt President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Don Gayhardt	President, Chief Executive Officer and Director (Principal Executive Officer)	June 29, 2021
Don Gayhardt

/s/ Roger Dean	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 29, 2021
Roger Dean

*/s/ Doug Rippel	Executive Chairman of the Board of Directors	June 29, 2021
Doug Rippel

*/s/ Chris Masto	Lead Independent Director	June 29, 2021
Chris Masto

*/s/ Chad Faulkner	Director	June 29, 2021
Chad Faulkner

*/s/ Andrew Frawley	Director	June 29, 2021
Andrew Frawley

*/s/ David M. Kirchheimer	Director	June 29, 2021
David M. Kirchheimer

*/s/ Mike McKnight	Director	June 29, 2021
Mike McKnight

*/s/ Gillian Van Schaick	Director	June 29, 2021
Gillian Van Schaick

*/s/ Elizabeth Webster	Director	June 29, 2021
Elizabeth Webster

*/s/ Dale E. Williams	Director	June 29, 2021
Dale E. Williams

*/s/ Karen Winterhof	Director	June 29, 2021
Karen Winterhof

*By /s/ Roger Dean
Roger Dean Attorney-in-Fact